Exhibit 8.1

List of Subdiaries, Including Their Jurisdiction of Incorporation and Names Under Which They Do Business

Legal and Business Name	Jurisdiction of Incorporation

Eastbrook Industrial Constructors Inc.	Alberta, Canada

Grand Sierra Construction Inc.	Alberta, Canada

Grand Sierra Equipment Ltd.	Alberta, Canada

Melloy Industrial Services Inc.	Alberta, Canada

Monad Industrial Constructors Inc.	Alberta, Canada

Pacalta Construction Inc.	British Columbia, Canada

PCL Capital Inc.	British Virgin Islands

PCL Construction Group Inc.	Alberta, Canada

PCL Construction Holdings Ltd.	Alberta, Canada

PCL Construction Management Inc.	Alberta, Canada

PCL Construction Resources Inc.	Alberta, Canada

PCL Constructors Bahamas Ltd.	Nassau, Bahamas

PCL Constructors Canada Inc.	Alberta, Canada

PCL Constructors Eastern Inc.	Alberta, Canada

PCL Constructors Inc.	Alberta, Canada

PCL Constructors Northern Inc.	Alberta, Canada

PCL Constructors Westcoast Inc.	Alberta, Canada

PCL Design Builders Inc.	Alberta, Canada

PCL Design Constructors Inc.	Alberta, Canada

PCL Fabricators Inc.	Alberta, Canada

PCL Industrial Constructors Inc.	Alberta, Canada

PCL Industrial Management Inc.	Alberta, Canada

PCL Intracon Power Inc.	Alberta, Canada

PCL Tools Inc.	Alberta, Canada

4102410 Canada Inc.	Northwest Territories, Canada

A.T. Curd Structures, Inc.	Colorado, U.S.A.

C.C. Conley & Sons, Inc.	West Virginia, U.S.A.

Company 54, Inc.	Nevada, U.S.A.

GHI Holdings, Inc.	Colorado, U.S.A.

Green Development, Inc.	Delaware, U.S.A.

Green International Guyana, Inc.	Delaware, U.S.A.

Green International, Inc.	Iowa, U.S.A.

Green Investments, Inc.	Delaware, U.S.A.

Green Leighton Contractors, Inc.	Delaware, U.S.A.

Northland Alaska, Inc.	Alaska, U.S.A.

PCL Civil Constructors, Inc.	Colorado, U.S.A.

PCL Construction Associates, Inc.	Minnesota, U.S.A.

PCL Construction Enterprises, Inc.	Colorado, U.S.A.

PCL Construction, Inc.	Colorado, U.S.A.

PCL Construction New Mexico, Inc.	New Mexico, U.S.A.

PCL Construction Resources (U.S.A.) Inc.	Colorado, U.S.A.

PCL Construction Services, Inc.	Colorado, U.S.A.

PCL Environmental, Inc.	Arizona, U.S.A.

PCL Industrial Construction, Inc.	Colorado, U.S.A.

PCL Industrial Services, Inc.	Colorado, U.S.A.

Rialto Holdings, Inc.	Colorado, U.S.A.

Teton Industrial Construction, Inc.	Colorado, U.S.A.